EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Catalyst Crew Technologies Corp. (the “Company”) on Form 10-Q for the period ending June 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Waqas Nakhwa, Chief Executive Officer and Chief Financial Officer of Catalyst Crew Technologies Corp., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

CATALYST CREW TECHNOLOGIES CORP.

Date: August 14, 2025	/s/ Waqas Nakhwa
Chief Executive Officer and Chief Financial Officer
(Principal executive, financial and accounting officer)